Exhibit 10.10
FIRST AMENDMENT TO LEASE
     This First Amendment To Lease (“First Amendment”) is daed as of February ___, 2001 and is by and between Westlake North Associates, LLC, a Delaware limited liability company (“Landlord”), and homestore.com, Inc., a Delaware corporation (“Tenant”), and amends the lease between Landlord and Tenant dated as of March 1, 2000 (“Lease”). Landlord and Tenant hereby agree as follows:
     1. Defined Terms. All terms not defined herein shall have the same meaning as the defined terms of the Lease.
     2. Lease Remains in Effect. Except as modified by this First Amendment, the Lease remains in full force and effect.
     3. Reduction in Letter of Credit Amount. The first sentence of Section 4 of Exhibit L-Letter of Credit is deleted and replaced with the following;
“If the conditions of this Section 4 are met, the face amount of the Letter of Credit shall be reduced by $809,166 on March 14 of each year, commencing with the first reduction occurring on March 14, 2001.”
     4. Change to Letter of Credit Expiration Date. The first sentence of Section 2 of Exhibit L-Letter of Credit is revised to provide that the initial expiration date of the Letter of Credit is March 14, 2001.
     5. Commencement Date. The parties stipulate that the Commencement Date of the Lease occurred on August 1, 2000.
     The parties have executed this First Amendment in Los Angeles, California, as of the date set forth above.

Landlord:		Tenant:

Westlake North Associates, LLC		Homestore.com, Inc.

By:	/s/ [illegible signature]	By:	/s/ Catherine Kwong Giffen

Name:		Name:	Catherine Kwong Giffen

Title:		Title:	Senior Vice President/Human

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